ITEC ENVIRONMENTAL GROUP, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is entered into as of November __, 2005 between Itec Environmental Group, Inc., a Delaware corporation (the “Company”) and the undersigned purchasers (each a “Purchaser” and collectively, the “Purchasers”) set forth on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”). The parties hereby agree as follows:

SECTION 1

AUTHORIZATION AND SALE OF SECURITIES

1.1 Authorization. The Company has, or before the Closing (as defined in Section 2.1) will have, duly authorized the sale and issuance pursuant to the terms and conditions hereof of shares of its Common Stock (the “Shares”) having the rights, restrictions, privileges and preferences set forth in the Company’s Certificate of Incorporation, as amended (the “Company’s Charter”).

1.2 Sale of Securities.

(a) At the Closing (as defined in Section 2.1), the Company will issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Shares set forth opposite the Purchaser’s name on the Schedule of Purchasers at a purchase price of $0.14 per share.

(b) Each Purchaser shall have the option, severally and not jointly, to purchase from the Company, the number of Option Shares set forth opposite the Purchaser’s name on the Schedule of Purchasers, at a purchase price of $0.14 per share, exercisable by written notice of exercise delivered to the Company, with payment of the purchase price, at any time prior to 60 days after receipt from the Company of written notice that the Company has satisfied the Efficiency Condition. The Efficiency Condition will be satisfied when the Company’s plant is operational and processing material using the ECO2TM System at a rate of at least to process 75,000 pounds of material per month measured over ten (10) consecutive business days while achieving at a 90% level of purity and cleanliness for the processed material.

(c) Payment of the purchase price for Shares purchased pursuant to subparagraphs (a) or (b) above will be made by the Purchaser by (a) check, (b) wire transfer, or (c) cancellation of indebtedness of the Company to the Purchaser representing the aggregate purchase price of the Shares that the Purchaser is acquiring.

SECTION 2

CLOSING; DELIVERY

2.1 Closing. The closing of the purchase by the Purchaser and the sale by the Company of the Shares (the “Closing”) shall be held at the offices of DLA Piper Rudnick Gray Cary US LLP at 153 Townsend Street, Suite 800 San Francisco, CA 94107 on November 7, 2005 (the “Closing Date”), or at such other time and place as the Company and the Purchasers purchasing in the aggregate more than fifty percent (50%) of the Shares being sold hereto may agree either in writing or orally.

2.2 Delivery. At the Closing, the Company will issue to the Purchaser a certificate in the Purchaser’s name representing the Shares purchased by the Purchaser, against payment of the purchase price therefor.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B (the “Schedule of Exceptions”), the Company hereby represents and warrants to each Purchaser as follows:

3.1 Organization and Standing. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company has made available to the Purchasers true, correct and complete copies of the Company’s Certificate of Incorporation and Bylaws, each as amended to date. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

3.2 Corporate Power. The Company has all requisite corporate power to enter into this Agreement and the Investor Rights Agreement attached hereto as Exhibit C (the “Rights Agreement”) to sell the Shares hereunder and to carry out and perform its other obligations under the terms of this Agreement and the Rights Agreement.

3.3 Capitalization. Immediately prior to the Closing, the capitalization of the Company will consist of the following:

(a) A total of 750,000,000 authorized shares of Common Stock, of which 48,153,937 shares will be issued and outstanding; a total of 10,000,000 authorized shares of Preferred Stock, none of which will be issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

(b) The Company does not have reserved shares of its Common Stock for issuance to employees, directors and officers of, and consultants to, the Company under any stock option plan. In addition, there are outstanding warrants to purchase the number of shares of Common Stock as provided in the Schedule 3.3 attached hereto. Except as set forth in this Section 3.3 or the Schedule of Exceptions hereto, the Company has no obligation (contingent or otherwise) to (i) issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness of the Company or (ii) purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

Following the Closing, the rights, preferences and privileges of the Common Stock will be as set forth in the Company’s Charter and as provided by law.

3.4 Authorization. All corporate action on the part of the Company and its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Rights Agreement (the “Transaction Documents”) and the authorization, sale, issuance and delivery of the Shares and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the Closing.

(a) This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (iii) federal or state laws limiting enforceability of the indemnification provisions in the Rights Agreement.

(b) When issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, the Shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of any liens or encumbrances, other than restrictions on transfer under the Transaction Documents and applicable state and federal securities laws.

(c) No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Shares which will not have been waived prior to the Closing.

3.5 Subsidiaries. As of the date hereof, the Company does not presently own or control, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association or other entity.

3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority by the Company is required in connection with the consummation of the transactions contemplated by this Agreement except: (i) such other qualifications or filings under the Securities Act of 1933, as amended, and the regulations thereunder (the “Securities Act”), (ii) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the “California Securities Law”), and (iii) all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.7 Compliance with Laws and Other Instruments; No Conflicts. The Company is not in violation or default of any provisions of its Company’s Charter or Bylaws, as amended to date or, to its knowledge, any applicable laws, regulations, judgments, decrees or orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company’s business or properties, other than violations of laws, regulations, judgments, decrees or orders that could not reasonably be expected to have a material adverse effect on the business, property, financial condition or results of operations of the Company (a “Material Adverse Effect”). The Company is not in breach of or default under or, to its knowledge, alleged to be in breach of or default under, any material lease, license, contract, agreement, instrument or obligation to which it is a party or its properties are subject, and the Company does not know of any condition or circumstances that, currently or after notice or the lapse of time, is likely to result in a breach of, default under or loss of material benefits under any such lease, license, contract, agreement, instrument or obligation, other than breaches or defaults that could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents on the part of the Company, and the issuance and sale of the Shares pursuant hereto, will not result in any such violation or default and will not accelerate performance under the terms of any agreement or instrument.

3.8 Registration Rights. Except as provided in the Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission (“SEC”) or any other governmental authority.

3.9 Litigation. There is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company’s knowledge, threatened in writing, against the Company which might result in Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.10 Financial Statements. The audited balance sheet and statements of operations and cash flows as of and for the year ended 2004 and its unaudited balance sheet and statements of operations and cash flows for 2005 (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the relevant period, except that the unaudited Financial Statements do not contain the footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

3.11 Absence of Certain Changes. Since September 30, 2005 and at all times up to the Closing, there has not been any event or condition of any character which has had a Material Adverse Effect on including, but not limited to:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from the Financial Statements, except changes in the ordinary course of business which have not been in the aggregate had a Material Adverse Effect;

(b) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets, financial condition, properties, operating results or business of the Company;

(c) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except a satisfaction, discharge or payment made in the ordinary course of business that it is not material to the assets, properties, financial condition, operating results or business of the Company;

(e) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, except a sale, assignment or transfer made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

3.12 Taxes. The Company has timely filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it. All filed returns are true and correct in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company.

3.13 Property and Assets. The Company has good and marketable title to all of its material properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than liens resulting from taxes which have not yet become delinquent and liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

3.14 Intellectual Property. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights (collectively “Intellectual Property Rights”) necessary for its business as now conducted, without any known infringement of the rights of others. Except as set forth in the Schedule of Exceptions, the Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of the Company or any other person or entity, other than licenses or agreements relating to the Company’s use rights regarding “off the shelf” or standard products. The Company has received no written notice that it is infringing upon, violating or otherwise acting adversely to, or that by conducting its business as proposed it would infringe upon, violate or otherwise act adversely to, the right or claimed right of any person or entity under or with respect to any Intellectual Property Rights or licenses of third parties. The Company is not aware of any violation by a third party of any of the Company’s Intellectual Property Rights. Except as disclosed in the Schedule of Exceptions, to its knowledge, the Company is not obligated or under any liability to make payments by way of royalties, fees or otherwise to any owner, licensor of, other claimant to, or party to any option, license or agreement of any kind with respect to, any Intellectual Property Rights except for commercially available software which the Company licenses on standard terms.

3.15 Insurance. The Company maintains insurance with respect to its properties and business of the kinds and in the amounts not less than are customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft and public liability.

3.16 Material Contracts and Obligations. The Schedule of Exceptions lists all contracts and agreements (a) with expected receipts or expenditures in excess of $25,000, (b) involving a license or grant of rights to or from the Company involving patents, trademarks, copyrights or other proprietary information applicable to the business of the Company, (c) providing for indemnification by the Company with respect to infringements of proprietary rights, (d) between the Company and any officer, director or 10%-or-greater shareholder other than agreements entered into in the ordinary course of business, or (e) involving any loans or advances by the Company to any officer, director or employee which are outstanding as of the date of the Closing. All such contracts and agreements are legally binding, valid, and in full force and effect in all material respects.

3.17 Employees. Each current officer and consultant of the Company has executed and delivered a Proprietary Information and Inventions Agreement and all of such agreements are in full force and effect. Except as set forth on the Schedule of Exceptions, to the Company’s knowledge, no employee, officer or consultant of the Company is in violation of such Proprietary Information and Inventions Agreement. The Company is not a party to or bound by any currently effective written employment contract with any of its employees, other than those that are terminable at will.

3.18 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

3.19 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

3.20 Securities Law Exemptions. Based in part on the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Shares are and will be exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities law.

3.21 Disclosures. Neither this Agreement nor any Exhibit hereto, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.22 Permits. The Company has all permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect on the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.

3.23 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Each Purchaser hereby represents and warrants as follows:

4.1 Authorization. This Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The Purchaser has full power and authority to enter into this Agreement.

4.2 Investment. The Purchaser is acquiring the Shares for investment for the Purchaser’s own account and not with the view to the public resale or distribution thereof within the meaning of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities. No other person has a direct or indirect beneficial interest, in whole or in part, in such Securities. The Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption thereunder, which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

4.3 Relationship to Company; Sophistication; Experience. The Purchaser either (i) has a preexisting business or personal relationship with the Company and/or any of its officers, directors or controlling persons or (ii) such Purchaser, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Shares. Each purchaser representative, if any, in connection with the Purchaser’s investment in the Securities, has confirmed in writing the specific details of any and all past, present or future relationships, actual or contemplated, between the Purchaser or the Purchaser’s affiliates and the Company or any of the Purchaser’s affiliates.

4.4 Restrictions on Transfer. The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or the Company receives an opinion of counsel satisfactory to the Company that such registration is not required. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the stock to be sold, the sale being through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. The Purchaser further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Securities and, if so, the Purchaser would be precluded from selling the Securities under Rule 144 even if the one year minimum holding period has been satisfied.

4.5 No Public Market. The Purchaser understands that no public market now exists for the Securities, that there can be no assurance that a public market will ever exist for the Securities and that the Company is under no obligation to register the Securities.

4.6 Exemption from Registration. The Purchaser further acknowledges that, in the event all of the requirements of Rule 144 are not met, compliance with another registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, that such persons and the brokers who participate in the transactions do so at their own risk, and that, therefore, there is no assurance that any exemption from registration under the Securities Act will be available or, if available, will allow such person to dispose of, or otherwise transfer, all or any portion of the Securities.

4.7 Access to Information. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and the opportunity to inspect Company facilities and such books and records and material contracts as the Purchaser deemed necessary to its determination to purchase the Shares.

4.8 Purchaser’s Liquidity. The Purchaser (i) has no need for liquidity in the Purchaser’s investment, (ii) is able to bear the substantial economic risks of an investment in the Securities for an indefinite period and (iii) at the present time, can afford a complete loss of such investment. The Purchaser’s current commitments to illiquid investments is not disproportionate to the Purchaser’s net worth, and the Purchaser’s investment in the Securities will not cause such commitment to become disproportionate.

4.9 Offer and Sale. The Purchaser understands that the sale of the Securities has not been registered under the Securities Act in reliance upon an exemption therefrom. The Purchaser was not offered or sold the Securities, directly or indirectly, by means of any form of general solicitation or general advertisement, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

4.10 Risks. The Purchaser is aware that the Securities are highly speculative and that there can be no assurance as to what return, if any, there may be. The Purchaser is aware that the Company may issue additional securities in the future which could result in the dilution of the Purchaser’s ownership interest in the Company.

4.11 Reliance. The Purchaser has relied only upon the information provided to him or her in writing by the Company, or information from books and records of the Company. No oral representations have been made or oral information furnished to Purchaser or his or her advisor(s) by the Company in connection with the offering of Shares which were not contained therein or were inconsistent therewith.

4.12 Investment Entity. The Purchaser, if a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Securities; such entity has its principal place of business as set forth on the signature page hereof; and such entity has not been formed for the specific purpose of acquiring the Shares. The Purchaser, if an individual, is at least 21 years of age.

4.13 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.14 Foreign Purchasers. If the Purchaser is not a citizen of the U.S. such Purchaser hereby represents that such Purchaser is satisfied as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements with such Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser’s subscription and payment for, and continued ownership of, the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

SECTION 5

CONDITIONS TO PURCHASERS’ OBLIGATIONS AT CLOSING

The obligations of each Purchaser under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions: the waiver of which shall not be effective against any Purchaser unless waived by the Purchaser’s of more than fifty percent (50%) of the Shares sold at any Closing, which consent may be given by written, oral or telephone communication to the Company or its counsel:

5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2 Performance of Obligations; Consents and Waivers. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3 Rights Agreement. The Purchasers and the Company shall have entered into the Rights Agreement in substantially the form attached hereto as Exhibit C.

5.4 Liens and Indebtedness. The Company will successfully restructure the financings held by Capital Growth Financial and Elevation Fund such that each outstanding indebtedness will have its expiration delayed by 120 days from the date of the original agreement for each party’s debt instrument.

5.5 Board of Directors. Effective as of the Closing, the Board of Directors shall consist of five (5) authorized directors. As of the Closing, the Board shall consist of Gary De Laurentiis, an individual selected by Gary de Laurentiis, Chester Aldridge, David Baker or his nominee and Lance J. Baller.

5.6 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate dated as of the Closing, signed by the Company’s President, certifying that all the conditions set forth in this Section 5 have been satisfied, and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or conditions of the Company since the date of the Financial Statements.

5.7 Closing Documents. The Company shall have delivered to counsel for the Purchasers all of the following documents:

(a) Certified copies of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of the Transaction Documents, and each of the other agreements contemplated hereby, the issuance and sale of the Securities and the consummation of all other transactions contemplated by this Agreement;

(b) Certified copies of the Company’s Charter and the Company’s bylaws, each as in effect as of the Closing; and

(c) Certificates of good standing issued by the secretary of state for each state where the Company is authorized to do business.

5.8 Right of First Offer Agreement. The Company shall have delivered a Right of First Offer Agreement to Tiger Paw Capital Corp.

5.9 Consulting Agreements. The Company shall enter into a consulting agreement with the following individuals: (i) Chester Aldridge, (ii) Joe Abrams, and (iii) David Baker substantially in the form attached hereto as Exhibit D.

SECTION 6

CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING

The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by the Company:

6.1 Representations and Warranties. The representations and warranties made by each Purchaser in Section 4 hereof shall have been true and correct when made and shall be true and correct on the Closing Date as if made on and as of such Closing Date.

6.2 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

6.3 Rights Agreement. The Purchasers and the Company shall have entered into the Rights Agreement in substantially the same form attached hereto as Exhibit C.

SECTION 7

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

7.1 Restrictions on Transferability. The Securities shall not be transferable except upon the conditions specified in this Section 7. The Purchaser will cause any proposed transferee of the Securities held by the Purchaser to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 7.

7.2 Restrictive Legends. Each certificate representing the Securities, and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Section 7), shall be stamped or otherwise imprinted with legends in substantially the following form:

(a) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(b) Any other legends required by applicable state securities laws.

The Company need not register a transfer of legended Securities and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

7.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 7.2(a) and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities, if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

SECTION 8

MISCELLANEOUS

8.1 Entire Agreement; Amendment. This Agreement and the exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom enforcement of any such amendment or waiver is sought; provided, however, that the beneficial owners of a majority of the Securities then outstanding may, with the Company’s written consent, execute such amendment or waiver on behalf of all of the Purchasers other than any Purchaser that the amendment or waiver treats in a materially adverse manner relative to the other Purchasers. Any amendment or waiver effected in accordance with this Section 8.1 shall be binding upon the Company and the Purchaser and each future holder of the securities purchased hereunder.

8.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without reference to principles of choice of law.

8.3 Survival. Unless otherwise set forth in this Agreement, the representations, warranties covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing.

8.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) 24 hours after confirmed facsimile transmission, or (iii) one business day after deposit with a recognized overnight courier, addressed (a) if to the Purchaser, at the Purchaser’s address set forth on the Schedule of Purchasers, or at such other address as the Purchaser shall have furnished to the Company in writing upon 10 days’ notice, (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing upon 10 days’ notice or, until any such holder so furnishes an address to the Company, to and at the address of the last holder of such Securities who has so furnished an address to the Company or (c) if to the Company, at the address set forth in the signature page, or at such other address as the Company shall have furnished to the Purchaser upon 10 days’ notice.

8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.7 Titles and Subtitles; References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

8.8 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.10 Expenses. The Company shall bear all respective fees and expenses, including legal fees incurred in connection with the negotiation and consummation of this Agreement. The Company shall pay the reasonable fees and expenses of DLA Piper Rudnick Gray Cary LLP US, up to a maximum of $2,500.00, incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided that such fees and expenses are presented to the Company in a reasonably detailed invoice.

8.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on a Purchaser’s part of any breach or default under this Agreement, or any waiver on a Purchaser’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Purchaser, shall be cumulative and not alternative.

8.12 Attorney Fees. Notwithstanding any other provision herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the exhibits hereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

8.13 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

8.14 Confidentiality. This Agreement and all of its terms are confidential, and said confidentiality is of the essence of this Agreement. Accordingly, the parties hereto and their agents, attorneys, advisors and assigns shall keep confidential and not disclose, publicize, or knowingly permit, authorize, or instigate disclosure or publication of this Agreement or its terms or contents to any person, firm, organization, or entity of any type, whether public or private, for any reason, except to attorneys, accountants and other advisors or as required by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first set forth above.

ITEC ENVIRONMENTAL GROUP, INC., a Delaware Corporation

By:

Name:

Title:

Address:

COUNTERPART SIGNATURE PAGE TO
COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

Name:
(Please print or type)

Signature:

Address:

Facsimile:

EXHIBITS

Exhibit A - Schedule of Purchasers
Exhibit B - Schedule of Exceptions
Exhibit C - Investor Rights Agreement
Exhibit D - Consulting Agreement

Exhibit A

SCHEDULE OF PURCHASERS

Name and Address	No. of Shares	Aggregate Purchase Price

Tiger Paw Capital Corp. Address: 1802 16th Street SW Calgary, Alberta, Canada	1,192,857	$167,000

Total	1,192,857	$167,000

Name and Address	No. of Option Shares	Aggregate Option Price

Tiger Paw Capital Corp. Address: 1802 16th Street SW Calgary, Alberta, Canada	9,521,429	$1,333,000

Total	9,521,429	$1,333,000

Exhibit B

SCHEDULE OF EXCEPTIONS

3.3 (b) Company Stock and Warrants

See capitalization Table which Company believes is accurate and without material omission.

3.3 (b) Stock Option Plan

Company adopted an Employee Stock Option Plan in 2005 which authorized 15,000,000 shares for employee compensation programs. None of these shares have been issued or options granted thereon.

3.8	Registration Rights

See attached Schedule 3.8.

3.13	Liens on Assets

(a) In connection with a loan to Company in the amount of $2,000,000 from the California Integrated Waste Management Board (CIWMB), the Company has granted to the CIWMB a first position lien in all Company equipment.

In connection with a loan to Company in the amount of $600,000 from The Elevation Fund LLC, the Company granted a second position lien in all Company equipment and a blanket lien on all other assets.

SCHEDULE 3.8: ITEC WARRANTS

#	Name	# of shares	Registration Rights	Date
1	G. DeLaurentiis	2,457,370	Piggy Back	2/15/05
2	G. DeLaurentiis	2,000,000	Piggy Back	4/15/05
3	J. Chartier	1,000,000	Piggy Back	4/15/05
4	D. Otto	500,000	Piggy Back	4/15/05
5	F. Smith	250,000	Piggy Back	4/15/05
6	G. Gitschel	500,000	Piggy Back	4/21/05
7	G. Kankis	500,000	Piggy Back	4/21/05
8	Dormition Skete	100,000	None	6/8/05
9	Isabella Chave Fisher Trust	500,000	None	6/8/05
10	Dormition Skete	1,000,000	None	7/1/05
11	Isabella Chave Fisher Trust	500,000	None	6/30/05
12	Royal Mortgage Corp	300,000	Piggy Back	7/11/05
13	Elevation Fund	8,500,000	See *	8/1/05
14	CGF Fund I	1,418,439	See *	8/4/05
15	Isabella Chave Fisher Trust	500,000	None	8/19/05
16	Isabella Chave Fisher Trust	320,000	None	9/19/05
17	Isabella Chave Fisher Trust	300,000	None	8/19/05
18	Isabella Chave Fisher Trust	40,000	None	8/19/05

IN PROCESS OF DRAFTING: NEXT RESOLUTION

#	Name	# of Shares	Registration Rights
19	Brean Murray	850,000	1 demand and unlimited piggy back
20	D. Otto	1,000,000	Piggyback
21	G. DeLaurentiis	19,500,000	Piggyback
22	Saratoga Capital Partners	500,000	Piggyback
23	F. Smith	250,000	Piggyback
24	G. Gitschel	500,000	Piggyback

NOT IN POSSESSION OF EXECUTED COPY: SENT TO ITEC

KW Securities	100,000	See *

OPTION TO RECEIVE WARRANTS: CGF INDIVIDUAL INVESTORS

XX	Individual Investors[1]	500,000	See *

*  The Company shall prepare and, as soon as practicable, but in no event later than 75 days following the closing date of the Private Placement (the “Filing Deadline”), file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form SB-2 covering the resale of all shares of Common Stock underlying the Warrant (the “Registrable Securities”).

1 If the Loan is not converted into common stock pursuant to the Promissory Notes, identified above as Capital Growth Financial Investors, Itec shall issue to the lenders on a pro-rata basis warrants to purchase in the aggregate 500,000 shares of common stock of Itec, at an exercise price of $0.13 per share.

Exhibit C

INVESTOR RIGHTS AGREEMENT

Exhibit D

CONSULTING AGREEMENT